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                                                                     EXHIBIT 5.1


                               [LETTERHEAD OF BAKER & MCKENZIE]

July 16, 1999


AVANIR Pharmaceuticals
9393 Towne Centre Drive, Suite 200
San Diego, California 92121-3016


Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 16, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended ("Securities Act"), of (i) 1,875,000 shares (the "Plan Shares") of the Company's Class A Common Stock, no par value per share ("Common Stock"), reserved for issuance pursuant to the Company's 1998 Stock Option Plan (the "Plan") and (ii) 125,000 shares (the "Director Shares") of the Common Stock reserved for issuance pursuant to options granted to certain of the Company's directors outside of the Plan.

As your legal counsel, in connection with this transaction, we have examined the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, the written Plan, records of corporate proceedings with respect to the Plan Shares and the Director Shares (collectively, the "Shares") and related options, such documents as we have deemed necessary in connection with the issuance of the Shares. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plan, and, when (a) the Registration Statement has become effective under the Securities Act, (b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plan and to certain of the Company's directors, the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and amendments thereto.

Very truly yours,

BAKER & MCKENZIE



Baker & McKenzie


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